1 CHURCHILL DOWNS INCORPORATED INSIDER TRADING POLICY February 18, 2025 The Need for a Policy Churchill Downs Incorporated (“CDI” or the “Company”) has adopted this Policy to help Company employees and directors (collectively, “Insiders”) avoid the severe consequences associated with violations of the insider trading laws. This Policy also is intended to prevent even the appearance of improper conduct on the part of anyone employed by or associated with the Company. Read this Policy carefully. If you have any questions about this Policy or its application to any proposed transaction, you may obtain additional guidance from Grant Sharp, CDI Corporate Counsel. Ultimately, however, the responsibility for adhering to this Policy and avoiding unlawful transactions rests with the individual. In general terms, Company policy prohibits Insiders from: • The purchase, sale or gift of the Company’s securities while aware of material nonpublic information; • The disclosure of material nonpublic information to others who then trade in the Company’s securities; and Insider trading violations are pursued vigorously by the Securities and Exchange Commission (the “SEC”) and U.S. Attorneys and are punished severely. While regulatory authorities concentrate their efforts on individuals who trade or who tip inside information to others who trade, the federal securities laws also impose potential liability on companies and other “controlling persons” if they fail to take reasonable steps to prevent insider trading by company personnel. The Consequences The consequences of an insider trading violation can be severe. Traders and Tippers. Insiders (or their tippees) who trade on inside information are subject to the following penalties: • A civil penalty of up to three times the profit gained or loss avoided; • A criminal fine of up to $5,000,000 (no matter how small the profit); • A jail term of up to twenty years; and • Private suits for damages equal to the profit gained or the loss avoided. An Insider who tips information to a person who then trades is subject to the same penalties as the tippee, even if the Insider did not trade and did not profit from the tippee's trading. Company-Imposed Sanctions. An employee's failure to comply with the Company's insider trading policy may subject the employee to Company-imposed sanctions, up to and including dismissal for cause, whether or not the employee's failure to comply results in a violation of law. Needless to say, a violation of law, or even an SEC investigation that does not result in prosecution, can tarnish one's reputation and irreparably damage a career.

2 Statement of Policy It is the policy of the Company that no Insider of the Company who is aware of material nonpublic information relating to the Company may, directly or through family members or other persons or entities: • Buy, sell or gift securities of the Company (other than pursuant to a written trading plan that complies with SEC Rule 10b5-1 and is pre-approved by the Company’s Legal Department (see Trading Plans below) or engage in any other action to take personal advantage of that information; or • Pass that information to others outside the Company, including family members and friends, who may then buy, sell or gift securities of the Company based on that information. For purposes of this Policy, a “family member” includes anyone who lives in your household and any family members who do not live in your household but whose transactions in the Company’s securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before they trade in Company securities). In addition, it is the policy of the Company that no Insider of the Company who, in the course of such person’s employment or service for the Company, learns of material nonpublic information about a company with which the Company does business, including a customer or supplier of the Company, may trade in that company's securities until the information becomes public or is no longer material. Further, the Company will not trade in Company securities in violation of applicable securities laws or stock exchange listing standards. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are not excepted from the policy. Securities laws do not recognize such mitigating circumstances and, in any event, even the appearance of an improper transaction must be avoided to preserve the Company's reputation for adhering to the highest standards of conduct. Material Information. Material information is any information that a reasonable investor would consider important in making a decision to buy, hold, or sell securities. Even if the information by itself would not change an investor's investment decision, it is still material if the investor would consider the information important in altering the “total mix” of information about the Company. Any information that could be expected to affect the Company's stock price, whether it is positive or negative, should be considered material. Some examples of information that ordinarily would be regarded as material are: • Projections of future earnings or losses or other earnings guidance; • Earnings or other internal financial information that is in any way inconsistent with the consensus expectations of the investment community; • A pending or proposed merger, acquisition or tender offer; • A pending or proposed acquisition or disposition of a significant asset; • Major transactions with other companies or entities, such as joint ventures or licensing agreements; • The extent to which external events, including but not limited to pandemics or inclement weather, have had or will have a material impact on the Company’s operating results; • A change in dividend policy, the declaration of a stock split or the offering, purchase or redemption of Company securities; • Important changes in the Company’s management; • Development of a significant new product or process; • Impending bankruptcy or the existence of severe liquidity problems; • The gain or loss of a significant customer or supplier; • Significant litigation or regulatory developments;

3 • A major cybersecurity incident; • The gain or loss of a major customer or supplier; and • Changes in pricing. Twenty-Twenty Hindsight. The above list is not exhaustive. Materiality is determined based upon all the facts and circumstances surrounding the particular information. Remember, anyone scrutinizing your transactions will be doing so after the fact, with the benefit of hindsight. As a practical matter, before engaging in any transaction, you should carefully consider how enforcement authorities and others might view the transaction in hindsight. When Information is “Public.” If you are aware of material nonpublic information, you may not trade until the information has been disclosed broadly to the marketplace (such as by press release or SEC filing) and the investing public has had time to absorb the information fully. To avoid the appearance of impropriety, as a general rule, information should not be considered fully absorbed by the marketplace until after the second trading day that the information is released. If, for example, the Company were to make an announcement on a Monday, and the markets are open on Tuesday and Wednesday, you should not trade in the Company's securities until Thursday. If an announcement were made on a Friday, Wednesday generally would be the first eligible trading day. Transactions by Family Members. The insider trading policy also applies to family members. You are responsible for the transactions of these other persons and, therefore, should make them aware of the need to confer with you before they trade in the Company's securities. Transactions Under Company Plans Stock Option Exercises. The prohibitions in this Policy do not apply to the exercise of an employee stock option, or to the exercise of a tax withholding right pursuant to which you elect to have the Company withhold shares subject to an option to satisfy tax withholding requirements. The policy does apply, however, to any sale of stock as part of a broker- assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option. Employee Stock Purchase Plan. The prohibitions in this Policy do not apply to purchases of Company stock in the employee stock purchase plan resulting from your periodic contribution of money to the plan pursuant to the election you made at the time of your enrollment in the plan. The policy also does not apply to purchases of Company stock resulting from lump sum contributions to the plan, provided that you elected to participate by lump sum payment at the beginning of the applicable enrollment period. The policy does apply to your election to participate in the plan for any enrollment period and to your sale of Company stock purchased pursuant to the plan. Additional Prohibited Transactions The Company considers it improper and inappropriate for any director, officer or other employee of the Company to engage in short-term or speculative transactions in the Company's securities. Therefore, it is the Company's policy that directors, officers and other employees may not engage in any of the following transactions: Short Sales. Short sales of the Company's securities evidence an expectation on the part of the seller that the securities will decline in value and, therefore, signal to the market that the seller has no confidence in the Company or its short-term prospects. In addition, short sales may reduce the seller's incentive to improve the Company's performance. For these reasons, short sales of the Company's securities are prohibited by this Policy. In addition, Section 16(c) of the Exchange Act prohibits directors and officers

4 from engaging in short sales. Publicly Traded Options. A transaction in options is, in effect, a bet on the short-term movement of the Company's stock and, therefore, creates the appearance that the director, officer or employee is trading based on inside information. Transactions in options also may focus the attention of directors, officers or employees on short-term performance at the expense of the Company's long-term objectives. Accordingly, transactions in puts, calls or other derivative securities on an exchange or in any other organized market are prohibited by this Policy. Hedging Transactions. Certain forms of hedging or monetization transactions, such as zero-cost collars and forward-sale contracts, allow an employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the director, officer or employee to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company's other shareholders. Accordingly, hedging and monetization transactions are prohibited by this Policy. Margin Accounts and Pledging. Securities held in a margin account or pledged as collateral for a loan may be sold without your consent by the broker if you fail to meet a margin call or by the lender in foreclosure if you default on the loan. A margin or foreclosure sale that occurs when you are aware of material nonpublic information may, under some circumstances, result in unlawful insider trading. Because of this danger, directors and officers may not hold Company securities in a margin account nor pledge Company securities as collateral for a loan. Trading Windows; Pre-Approval and Trading Plans Permitted Trading Periods. Company executive officers and directors and other employees designated by the Company, and their family members, may only trade in or gift Company securities during the period commencing two full trading days following a release of quarterly results and ending at the close of trading on the date that is the last trading day of the subsequent quarter (the “Trading Window”). Nonetheless, as mentioned above, no trade or gift of Company securities may be made during these Trading Windows if the person covered by this Policy possesses material nonpublic information which has not been disseminated in the public market for at least two full trading days. From time to time, upon prior notice to the persons affected, the Company may impose event-specific special blackout periods during which some or all Company executive officers, directors or other employees designated by the Company are prohibited from trading in or gifting Company securities. If a person is notified of being subject to a special blackout period, he or she should not inform any other person of the restriction except as necessary to avoid transactions in Company securities in violation of this Policy. Pre-clearance; Reporting Trades. In addition to complying with the prohibition on trading during scheduled and event-specific special blackout periods, the Company’s executive officers, directors and other employees designated by the Company, must first obtain pre-clearance from the Company’s Legal Department before engaging in any transaction in Company securities, including gifts. Trading Plans. Notwithstanding the prohibitions in this Policy, Rule 10b5-1 and Company policy permit directors, officers and employees in possession of material nonpublic information to transact in the Company’s securities regardless of their awareness of inside information if the transaction is made pursuant to a prearranged trading plan (a “Trading Plan”) that was entered into when the individual was not in possession of material nonpublic information. Company policy requires Trading Plans to comply with the guidelines set forth in Exhibit A. A director, officer or employee who wishes to enter into, or modify,

5 a Trading Plan must have the Trading Plan or modification approved by the Company’s Legal Department prior to the adoption or modification of the Trading Plan. Trading Plans may not be adopted or modified during blackout periods or when the director, officer or employee is in possession of material nonpublic information about the Company. A director, officer or employee must notify the General Counsel prior to terminating any Trading Plan. Other Post-Termination Transactions. The Policy continues to apply to your transactions in Company securities even after your employment or directorship with the Company has terminated. If you are in possession of material nonpublic information when your employment or directorship terminates, you may not trade in Company securities until that information has become public or is no longer material. Company Assistance. Any person who has a question about this Policy or its application to any proposed transaction may obtain additional guidance from Grant Sharp, CDI Corporate Counsel. Ultimately, however, the responsibility for adhering to this Policy and avoiding unlawful transactions rests with the individual.

Exhibit A Guidelines for Rule 10b5-1 Trading Plans Capitalized terms not defined herein have the meanings ascribed to them in the Company’s Insider Trading Policy To comply with the Company’s Insider Trading Policy, a Trading Plan must: 1. Include representations certifying that (a) you are not aware of material nonpublic information at the time of adoption and (b) you are entering into the plan in good faith, and not as part of a plan or scheme to shield trades that would otherwise be considered violations of the insider trading laws; 2. Specify the beginning and end dates for the Trading Plan; 3. Specify either (a) the amount and price of the Company securities to be purchased or sold and the dates for such purchases or sales or (b) a formula that determines the amount and price of the Company securities to be purchased or sold and the dates for such purchases or sales; 4. Be established only during an open Trading Window and when you are not otherwise subject to a blackout period; 5. Be put in place only at a broker acceptable to the Company’s General Counsel; 6. Be reviewed by the Company’s General Counsel before the Trading Plan is adopted; 7. Be subsequently modified only during an open Trading Window and with approval from the Company’s General Counsel; 8. If modified, meet all requirements of a newly adopted plan, as if adopted on the date of modification; 9. If terminated before the end of its term and a new plan is put into place, be implemented only during a Trading Window unless an exception is otherwise approved in advance by the Company’s General Counsel; 10. Comply with the following “cooling-off” periods: a. For the Company’s directors and Section 16 officers, provide that no trade under a Rule 10b5-1 trading plan may occur until the later of (i) the 91st day after the adoption of the plan or (ii) the third business day after the filing date of the Company’s Form 10-Q (or Form 10- K for any plan executed during the fourth fiscal quarter) for the fiscal quarter in which the plan was adopted, up to a maximum of 120 days after adoption of the plan; or b. For other insiders, provide that no trade may occur until the 31st day after the adoption of the Trading Plan; 11. Be the sole outstanding Trading Plan for such insider, unless an exception is approved in advance by the Company’s General Counsel, after evaluating whether any such additional plan would be permitted by Rule 10b5-1; and 12. Be, if such Trading Plan is a single-trade plan, the sole single-trade plan within any consecutive 12-month period. Additionally, the Company requires that you act in good faith with respect to the Trading Plan for the entire duration of the plan.